UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 18, 2004

ACLARA BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-29975	94-3222727
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1288 Pear Avenue, Mountain View, California	94043
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(650) 210-1200

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS

On October 18, 2004, ACLARA BioSciences, Inc. and Mellon Investor Services LLC, acting as the rights agent, executed the Third Amendment to the Rights Agreement (the “Third Amendment”), amending the Rights Agreement, dated as of March 16, 2001, as amended by the Amendment to the Rights Agreement, dated as of May 28, 2004 and by the Second Amendment to the Rights Agreement, dated as of June 11, 2004. The Third Amendment is attached hereto as Exhibit 4.3 and is incorporated into this report as if fully set forth herein.

On October 18, 2004, ACLARA BioSciences, Inc., Perry Partners, L.P., Perry Partners International, Inc., and Auda Classics plc executed a Standstill Agreement (the “Standstill Agreement”). The Standstill Agreement is attached hereto as Exhibit 4.4 and is incorporated into this report as if fully set forth herein.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits.

Number	Exhibit
4.3	Third Amendment to the Rights Agreement, dated as of October 18, 2004, by and between ACLARA BioSciences, Inc., a Delaware corporation, and Mellon Investor Services LLC, a New Jersey limited liability company.

4.4	Standstill Agreement, dated as of October 18, 2004, by and between ACLARA BioSciences, Inc., a Delaware corporation, Perry Partners, L.P., a Delaware limited partnership, Perry Partners International, Inc., a British Virgin Islands corporation, and Auda Classics plc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACLARA BIOSCIENCES, INC.

By:	/s/ Alfred G. Merriweather
Alfred G. Merriweather
Chief Financial Officer

Dated: October 19, 2004

EXHIBIT INDEX

Exhibit No.	Description
4.3	Third Amendment to the Rights Agreement, dated as of October 18, 2004, by and between ACLARA BioSciences, Inc., a Delaware corporation, and Mellon Investor Services LLC, a New Jersey limited liability company.

4.4	Standstill Agreement, dated as of October 18, 2004, by and between ACLARA BioSciences, Inc., a Delaware corporation, Perry Partners, L.P., a Delaware limited partnership, Perry Partners International, Inc., a British Virgin Islands corporation, and Auda Classics plc.

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